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                                                                    EXHIBIT 23.3



The Board of Directors


Cityscape Financial Corp.:



     We consent to the use of our report dated April 2, 1996 on the financial statements of Heritable Finance Limited as of December 31, 1995 and 1994 and for each of the years in the three year period then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG


Chartered Accountants


Registered Auditors



London, United Kingdom


September 26, 1996